                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                           SERVOMATION DUCHESS, INC.,
                            a California corporation


John T. Dee and Kenneth R. Frick certify that:

         1. They are the duly elected and acting Chief Executive Officer and Chief Financial Officer, respectively of the corporation named above.

         2. The Articles of Incorporation of the corporation as amended to the date of filing of this certificate are as follows:

               I. The name of said corporation is:

                        SERVOMATION DUCHESS, INC.

               II. The purpose for which this corporation is formed is:

                   To engage in a general restaurant, drive-in, bakery and tavern business, and to do all things deemed desirable in connection therewith.

               III. The primary business in which the corporation is intended to initially engage is: The general restaurant, drive-in, bakery and tavern business.

               IV. The principal office for the transaction of business of this corporation is to be located in the County of San Diego, State of California.

               V. This corporation is authorized to issue only one class of stock; the total number of such shares is one thousand (1,000) and all such shares of stock are to be without par value.

               VI. (a) The number of the directors of this corporation shall be three (3).

               VII. The corporation shall not issue nonvoting equity securities.

         3. This certificate does not itself alter or amend the Articles of Incorporation of the corporation in any respect and has been approved by its Board of Directors.

            We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge. Executed at Stamford, Connecticut on July 14, 1999.



                                       /s/ John T. Dee
                                       -----------------------
                                       John T. Dee
                                       Chief Executive Officer and
                                       Chairman of the Board of Directors



                                       /s/ Kenneth R. Frick
                                       ------------------------
                                       Kenneth R. Frick
                                       Vice President, Chief Financial
                                       Officer and Director